INDEPENDENT AUDITORS' CONSENT

We consent to the use of Future Quest, Inc. on Form SB-2 of our Auditors' Report, dated October 10, 2006, on the balance sheet of Future Quest, Inc. as of December 31, 2005 and 2004 and the related statement of income and accumulated deficit from October 23, 2002, to December 31, 2005, changes in stockholders' equity, and cash flows for the years ended December 31, 2005 and 2004.

/s/ De Joya Griffith & Company, LLC

De Joya Griffith & Company, LLC

December 28, 2006

Las Vegas, Nevada